Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2016 Stock Incentive Plan and the Amended and Restated 2018 Employment Inducement Incentive Award Plan of Cartesian Therapeutics, Inc. of our report dated March 2, 2023, with respect to the consolidated financial statements of Selecta Biosciences, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2022, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP

Boston, Massachusetts
January 12, 2024